FORM 8-A
                      SECURITIES AND EXCHANGE CORPORATION
                            Washington, D.C. 20549
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        COEUR D'ALENE MINES CORPORATION
            (Exact name of registrant as specified in its charter)



               Idaho                                     82-0109423
________________________________________
(State of incorporation or organization)              __________________
                                                       (I.R.S. Employer
                                                      Identification No.)


    505 Front Avenue
    Coeur d'Alene, Idaho 83814                             83814
_______________________________________                _________________
(Address of principal executive offices)                 (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered
_______________________________        _________________________________
Mandatory Adjustable Redeemable        New York Stock Exchange
Convertible Securities (MARCS)


Securities to be registered pursuant to Section 12(g) of the Act:

         None

Item 1.  Description of Registrant's Securities to be Registered


         The description of the Mandatory Adjustable Redeemable Convertible Securities (the "MARCS") of Coeur D'Alene Mines Corporation, an Idaho corporation, (the "Company") contained in the Company's Form S-3 Registration Statement (File No. 333-01305), as filed with the Commission on February 29, 1996, is incorporated herein by reference pursuant to the instruction to Item 1 of Form 8-A. Such description is set forth under the caption "Description of Capital Stock - Preferred Stock - Mandatory Adjustable Redeemable Convertible Securities" that appears in the preliminary prospectus (the "Prospectus") contained in the Registration Statement.

         The Company's common stock, par value $1.00 per share, (the "Common Stock") and the rights to purchase Series A Junior Preferred Stock attached thereto (the "Rights") have been listed on the New York Stock Exchange since April 18, 1990. The description of the Common Stock and Rights set forth under the caption "Description of Capital Stock - Common Stock" and "Description of Capital Stock - Preferred Stock - Series A Junior Preferred Stock" in the Prospectus is incorporated herein by reference.

Item 2.  Exhibits.

         The MARCS are to be registered on the New York Stock Exchange, on which the Common Stock and attached Rights are listed. Accordingly, the following exhibits required under Instruction I of the Instructions as to Exhibits of Form 8-A, are filed herewith and with the New York Stock Exchange:

         1. Certificate of Designations, Preferences, Rights and Limitations of the Mandatory Adjustable Redeemable Convertible Securities.

         2. Form of Mandatory Adjustable Redeemable Convertible Securities certificate.

                                                     SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                  COEUR D'ALENE MINES CORPORATION


March 1, 1996     By: /s/ DENNIS E. WHEELER
                      Dennis E. Wheeler
                      Chairman of the Board,
                      President and Chief
                      Executive Officer




k:\document\201018\ahb\form.8a